Exhibit 99.1
For Immediate Release

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Strong Second Quarter Earnings Per Share
Company posts Q2 Total Revenue of $77.6 Million, a 33% Increase over Q2 2009
ATLANTA – July 20, 2010 – Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported second quarter 2010 non-GAAP adjusted diluted earnings per share of $0.38 compared to $0.14 in the second quarter of 2009, on license revenue of $15.5 million and total revenue of $77.6 million. GAAP diluted earnings per share was $0.36 compared to a GAAP loss per share of $0.02 in the prior year second quarter.
Manhattan Associates President and CEO Pete Sinisgalli commented, “We are pleased with our second quarter and first half 2010 financial results and our strengthening competitive position in the supply chain optimization market. Our continued investment in platform-based solution efficiencies and innovation is paying dividends both in terms of sales momentum and customer satisfaction. “
SECOND QUARTER 2010 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.38 in the second quarter of 2010, compared to $0.14 in the second quarter of 2009.

•	The Company reported GAAP diluted earnings per share of $0.36, compared to a GAAP loss per share of $0.02 in the second quarter of 2009.

•	Consolidated revenue for the second quarter of 2010 was $77.6 million, compared to $58.4 million in the second quarter of 2009. License revenue was $15.5 million in the second quarter of 2010, compared to $4.1 million in the second quarter of 2009.

•	Adjusted operating income, a non-GAAP measure, was $12.8 million in the second quarter of 2010, compared to $5.2 million in the second quarter of 2009.

•	GAAP operating income for the second quarter of 2010 was $12.0 million, compared to an operating loss of $0.4 million in the second quarter of 2009. Operating income for the second quarter of 2010 includes $0.8 million of recoveries of previously recorded state sales tax associated with expiring sales tax audit statutes, while the operating loss for the second quarter of 2009 includes a pre-tax restructuring charge of $3.8 million.

•	Cash flow from operations was $10.0 million in the second quarter of 2010, compared to $10.8 million in the second quarter of 2009. Days Sales Outstanding were 55 days at June 30, 2010, compared to 53 days at March 31, 2010.

•	Cash and investments on-hand at June 30, 2010 was $120.2 million, compared to $123.1 million at March 31, 2010.

•	The Company repurchased approximately 869,000 common shares totaling $25.0 million at an average share price of $28.77 in the second quarter of 2010, completing its $25.0 million stock repurchase program approved in April 2010. In July 2010, Manhattan’s Board of Directors approved the repurchase of up to an additional $25.0 million of Manhattan Associates outstanding common stock.
SIX MONTH 2010 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.74 for the six months ended June 30, 2010, compared to $0.22 for the six months ended June 30, 2009.

•	GAAP diluted earnings per share for the six months ended June 30, 2010 was $0.68, compared to a GAAP loss per share of $0.01 for the six months ended June 30, 2009.

•	Consolidated revenue for the six months ended June 30, 2010 was $151.6 million, compared to $119.2 million for the six months ended June 30, 2009. License revenue was $29.7 million for the six months ended June 30, 2010, compared to $9.0 million in the six months ended June 30, 2009.

•	Adjusted operating income, a non-GAAP measure, was $25.6 million for the six months ended June 30, 2010, compared to $8.0 million for the six months ended June 30, 2009.

•	GAAP operating income was $23.5 million for the six months ended June 30, 2010, compared to $0.2 million for the six months ended June 30, 2009, which included a restructuring charge of $3.9 million. The first half of 2010 operating income includes $1.2 million of recoveries of previously expensed sales tax associated with expiring sales tax audit statutes.

•	For the six months ended June 30, 2010, the Company repurchased approximately 1.5 million common shares under the share repurchase program authorized by the Board of Directors at an average share price of $27.33, for a total investment of $40.0 million.
SALES ACHIEVEMENTS:
•	Recognized two contracts of $1.0 million or more in license revenue during the quarter.

•	Completed software license wins with new customers such as Aluminium Specialities Group, Associated Hygienic Products LLC, Cotton on Group Services, Guangdong Xin Yang Logistics Equipment, Guangzhou Fengshen Logistics Co., HVHC, Inc.,

Osotspa Co., Pickwick SAS, Qingdao Haier Logistics Co., The C.D. Hartnett Company and The Chamberlain Group, Inc.

•	Expanded partnerships with existing customers such as 3 Suisses International, A.N. Deringer, Inc., Avon Products, Inc., Benjamin Moore & Co., Challenger Motor Freight, Inc., Chanel (Australia) Pty Ltd, Converse, Inc., Devil-Dog Mfg. Co., Dick’s Sporting Goods, Inc., EXE c&t Co., Exel, Inc., McKesson Corporation, MTD Products, Inc., Panalpina Management AG, Phillips-Van Heusen Corporation, Southern Wine & Spirits of America, Speed Transportation, The Harvard Drug Group LLC.
CONFERENCE CALL
The Company’s conference call regarding its second quarter financial results will be held at 4:30 p.m. Eastern Time on Tuesday, July 20, 2010. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates’ website at www.manh.com. To listen to the live webcast, please go to www.manh.com at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the content live, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 83562530, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet replay will be available until Manhattan Associates’ third quarter 2010 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with – or an alternative for – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended June 30, 2010.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share measures exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, stock option expense, and restructuring charges — all net of income tax effects and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 20-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The Company’s supply chain innovations include: Manhattan SCOPE®, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan SCALE™, a portfolio of distribution management and transportation management solutions built on Microsoft .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Forward-looking statements contained in this press release include, among other statements, any statements expressing general optimism about the Company’s prospects for the balance of the fiscal year. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the global economic downturn; disruptions in credit markets; delays in product development;

competitive pressures; software errors; and additional risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenue:
Software license	$15,485	$4,126	$29,692	$9,048
Services	54,780	49,422	108,241	100,265
Hardware and other	7,376	4,861	13,657	9,921

Total revenue	77,641	58,409	151,590	119,234
Costs and expenses:
Cost of license	1,611	1,035	3,160	2,459
Cost of services	24,906	21,319	48,970	44,476
Cost of hardware and other	6,205	4,177	11,274	8,298
Research and development	10,334	9,188	20,774	19,415
Sales and marketing	12,073	9,026	22,541	19,105
General and administrative	8,177	7,251	16,638	15,213
Depreciation and amortization	2,318	3,010	4,733	6,175
Restructuring charge	—	3,829	—	3,892

Total costs and expenses	65,624	58,835	128,090	119,033

Operating income (loss)	12,017	(426)	23,500	201
Other income (expense), net	304	(404)	(194)	(637)

Income (loss) before income taxes	12,321	(830)	23,306	(436)
Income tax provision (benefit)	4,132	(274)	7,922	(142)

Net income (loss)	$8,189	$(556)	$15,384	$(294)

Basic earnings (loss) per share	$0.38	$(0.02)	$0.70	$(0.01)
Diluted earnings (loss) per share	$0.36	$(0.02)	$0.68	$(0.01)

Weighted average number of shares:
Basic	21,718	22,391	21,837	22,687
Diluted	22,776	22,391	22,655	22,687

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating income (loss)	$12,017	$(426)	$23,500	$201
Stock option expense (a)	901	1,010	2,079	2,410
Purchase amortization (b)	639	741	1,277	1,482
Restructuring charge (c)	—	3,829	—	3,892
Sales tax recoveries (d)	(792)	—	(1,212)	—

Adjusted operating income (Non-GAAP)	$12,765	$5,154	$25,644	$7,985

Income tax provision (benefit)	$4,132	$(274)	$7,922	$(142)
Stock option expense (a)	311	314	717	783
Purchase amortization (b)	221	234	441	482
Restructuring charge (c)	—	1,244	—	1,265
Sales tax recoveries (d)	(273)	—	(418)	—
Unusual tax adjustments (e)	118	—	118	—

Adjusted income tax provision (Non-GAAP)	$4,509	$1,518	$8,780	$2,388

Net income (loss)	$8,189	$(556)	$15,384	$(294)
Stock option expense (a)	590	696	1,362	1,627
Purchase amortization (b)	418	507	836	1,000
Restructuring charge (c)	—	2,585	—	2,627
Sales tax recoveries (d)	(519)	—	(794)	—
Unusual tax adjustments (e)	(118)	—	(118)	—

Adjusted net income (Non-GAAP)	$8,560	$3,232	$16,670	$4,960

Diluted earnings (loss) per share	$0.36	$(0.02)	$0.68	$(0.01)
Stock option expense (a)	0.03	0.03	0.06	0.07
Purchase amortization (b)	0.02	0.02	0.04	0.04
Restructuring charge (c)	—	0.12	—	0.12
Sales tax recoveries (d)	(0.02)	—	(0.04)	—
Unusual tax adjustments (e)	(0.01)	—	(0.01)	—

Adjusted diluted EPS (Non-GAAP)	$0.38	$0.14	$0.74	$0.22

Fully diluted shares	22,776	22,391	22,655	22,687
Effect of common stock equivalents (f)	—	53	—	44

Adjusted fully diluted shares (Non-GAAP)	22,776	22,444	22,655	22,731

(a)	Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and six months ended June 30, 2010 and 2009:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cost of services	$129	$188	$268	$321
Research and development	156	258	322	471
Sales and marketing	296	(42)	616	405
General and administrative	320	606	873	1,213

Total stock option expense	$901	$1,010	$2,079	$2,410

(b)	Adjustments represent purchased intangibles amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	During the quarter ended June 30, 2009, we committed to and initiated plans to reduce our workforce by approximately 140 positions to realign our capacity based on the revised revenue outlook for 2009. As a result of this initiative, we recorded a restructuring charge of approximately $3.8 million in the second quarter of 2009. The restructuring charge primarily consisted of employee severance and outplacement services. We also recorded additional employee severance expense of $63,000 in the first quarter of 2009 related to the restructuring action taken in the fourth quarter of 2008. We do not believe that the restructuring charge is a common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

(d)	Adjustment represents recoveries of previously recorded state sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(e)	The adjustment represents tax benefit from the disqualifying dispositions of incentive stock options that were previously expensed. As discussed above, we excluded stock option expense from adjusted non-GAAP results because it is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control. Therefore, we also excluded the related tax benefit generated upon their disposition.

(f)	All common stock equivalents were anti-dilutive for GAAP for the three and six months ended June 30, 2009 because we recorded a net loss. Adjustment represents common equivalent shares for these periods using the treasury stock method to properly present diluted shares for our adjusted net income.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$117,663	$120,217
Accounts receivable, net of allowance of $6,379 and $4,943 in 2010 and 2009, respectively	46,747	37,945
Deferred income taxes	5,793	5,745
Income taxes receivable	1,038	—
Prepaid expenses and other current assets	5,573	4,847

Total current assets	176,814	168,754

Property and equipment, net	14,951	15,759
Long-term investments	2,532	2,797
Goodwill, net	62,251	62,280
Acquisition-related intangible assets, net	2,196	3,473
Deferred income taxes	9,831	9,826
Other assets	2,165	1,822

Total assets	$270,740	$264,711

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,747	$4,434
Accrued compensation and benefits	17,552	12,855
Accrued and other liabilities	15,094	15,430
Deferred revenue	38,632	37,436
Income taxes payable	—	796

Total current liabilities	79,025	70,951

Other non-current liabilities	10,422	10,395

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2010 or 2009	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 22,167,568 and 22,467,123 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	222	225
Additional paid-in capital	—	2,892
Retained earnings	183,412	182,387
Accumulated other comprehensive loss	(2,341)	(2,139)

Total shareholders’ equity	181,293	183,365

Total liabilities and shareholders’ equity	$270,740	$264,711

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	2010	2009
	(unaudited)
Operating activities:
Net income (loss)	$15,384	$(294)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,733	6,175
Stock compensation	5,087	4,018
Loss on disposal of equipment	(6)	12
Tax benefit (deficiency) of stock awards exercised/vested	1,237	(1,088)
Excess tax benefits from stock based compensation	(342)	(9)
Deferred income taxes	(25)	386
Unrealized foreign currency loss	24	723
Changes in operating assets and liabilities:
Accounts receivable, net	(9,299)	25,082
Other assets	(1,122)	2,342
Accounts payable, accrued and other liabilities	8,285	(9,872)
Income taxes	(1,837)	(2,944)
Deferred revenue	1,743	(986)

Net cash provided by operating activities	23,862	23,545

Investing activities:
Purchase of property and equipment	(2,706)	(1,360)
Net maturies of investments	98	80

Net cash used in investing activities	(2,608)	(1,280)

Financing activities:
Purchase of common stock	(41,022)	(20,540)
Proceeds from issuance of common stock from options exercised	17,445	544
Excess tax benefits from stock based compensation	342	9

Net cash used in financing activities	(23,235)	(19,987)

Foreign currency impact on cash	(573)	(49)

Net change in cash and cash equivalents	(2,554)	2,229
Cash and cash equivalents at beginning of period	120,217	85,739

Cash and cash equivalents at end of period	$117,663	$87,968

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.01	$(0.02)	$0.50	$0.26	$0.73	$0.32	$0.36	$0.68
Adjustments to GAAP:
Stock option expense	0.04	0.03	0.04	0.04	0.15	0.03	0.03	0.06
Purchase amortization	0.02	0.02	0.02	0.02	0.09	0.02	0.02	0.04
Restructuring charge	—	0.12	—	—	0.11	—	—	—
Sales tax recoveries	—	—	—	—	—	(0.01)	(0.02)	(0.04)
Unusual tax adjustments	—	—	(0.12)	—	(0.12)	—	(0.01)	(0.01)

Adjusted Diluted EPS	$0.07	$0.14	$0.43	$0.31	$0.96	$0.36	$0.38	$0.74

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$50,827	$47,372	$55,626	$52,733	$206,558	$61,889	$64,875	$126,764
EMEA	7,030	7,818	6,527	6,650	28,025	7,989	8,587	16,576
APAC	2,968	3,219	3,141	2,756	12,084	4,071	4,179	8,250

	$60,825	$58,409	$65,294	$62,139	$246,667	$73,949	$77,641	$151,590

GAAP Operating Income (Loss):
Americas	$260	$(407)	$10,736	$10,859	$21,448	$10,333	$9,836	$20,169
EMEA	738	1,124	20	(789)	1,093	418	1,530	1,948
APAC	(371)	(1,143)	299	(184)	(1,399)	732	651	1,383

	$627	$(426)	$11,055	$9,886	$21,142	$11,483	$12,017	$23,500

Adjustments (pre-tax):
Americas:
Stock option expense	$1,400	$1,010	$1,369	$1,374	$5,153	$1,178	$901	$2,079
Purchase amortization	741	741	741	741	2,964	638	639	1,277
Restructuring charge	59	2,960	—	—	3,019	—	—	—
Sales tax recoveries	—	—	—	—	—	(420)	(792)	(1,212)

	$2,200	$4,711	$2,110	$2,115	$11,136	$1,396	$748	$2,144

EMEA:
Restructuring charge	—	20	—	—	$20	—	—	—

	$—	$20	$—	$—	$20	$—	$—	$—

APAC:
Restructuring charge	4	849	—	(10)	$843	—	—	—

	$4	$849	$—	$(10)	$843	$—	$—	$—

Total Adjustments	$2,204	$5,580	$2,110	$2,105	$11,999	$1,396	$748	$2,144

Adjusted non-GAAP Operating Income (Loss):
Americas	$2,460	$4,304	$12,846	$12,974	$32,584	$11,729	$10,584	$22,313
EMEA	738	1,144	20	(789)	1,113	418	1,530	1,948
APAC	(367)	(294)	299	(194)	(556)	732	651	1,383

	$2,831	$5,154	$13,165	$11,991	$33,141	$12,879	$12,765	$25,644

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Professional services	$32,345	$30,767	$27,158	$22,500	$112,770	$33,960	$34,349	$68,309
Customer support and software enhancements	18,498	18,655	19,759	20,168	77,080	19,501	20,431	39,932

Total services revenue	$50,843	$49,422	$46,917	$42,668	$189,850	$53,461	$54,780	$108,241

4.	Hardware and other revenue includes the following items (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Hardware revenue	$3,080	$2,992	$5,086	$3,474	$14,632	$4,518	$5,053	$9,571
Billed travel	1,980	1,869	1,931	1,719	7,499	1,763	2,323	4,086

Total hardware and other revenue	$5,060	$4,861	$7,017	$5,193	$22,131	$6,281	$7,376	$13,657

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(2,387)	$(1,996)	$(764)	$876	$(4,271)	$1,053	$(72)	$981
Costs and expenses	(3,307)	(2,560)	(1,286)	1,205	(5,948)	1,346	235	1,581

Operating income	920	564	522	(329)	1,677	(293)	(307)	(600)
Foreign currency gains (losses) in other income	(366)	(506)	294	(427)	(1,005)	(415)	187	(228)

	$554	$58	$816	$(756)	$672	$(708)	$(120)	$(828)

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$1,129	$800	$458	(249)	$2,138	$(395)	$(340)	$(735)
Foreign currency gains (losses) in other income	336	(367)	2	(276)	(305)	(289)	245	(44)

Total impact of changes in the Indian Rupee	$1,465	$433	$460	$(525)	$1,833	$(684)	$(95)	$(779)

6.	Other income (expense) includes the following components (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$137	$95	$71	$65	$368	$80	$109	$189
Foreign currency gains (losses)	(366)	(506)	294	(427)	(1,005)	(415)	187	(228)
Other non-operating (expense) income	(4)	7	(110)	(12)	(119)	(163)	8	(155)

Total other income (expense)	$(233)	$(404)	$255	$(374)	$(756)	$(498)	$304	$(194)

7.	Capital expenditures are as follows (in thousands):

	2009					2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$873	$487	$366	$652	$2,378	$1,177	$1,529	$2,706

8.	Stock Repurchase Activity

During 2010, under the share repurchase program authorized by the Board of Directors, we repurchased approximately 1.5 million shares of common stock totaling $40.0 million at an average price of $27.33. In 2009, we repurchased approximately 1.4 million shares of common stock totaling $22.8 million at an average price of $16.63.

9.	Effective Tax Rate Reconciliation for GAAP and Adjusted Results (in thousands except tax rate and per share data):

	Three Months Ended June 30, 2010					Six Months Ended June 30, 2010
	Income before	Income tax	Net	Diluted	Effective	Income before	Income tax	Net	Diluted	Effective
	income taxes	provision	income	EPS	Tax Rate	income taxes	provision	Net income	EPS	Tax Rate
GAAP results before tax adjustments	$12,321	$4,250	$8,071	$0.35	34.5%	$23,306	$8,040	$15,266	$0.67	34.5%
Unusual tax adjustments (a)	—	(118)	118	0.01		—	(118)	118	0.01

GAAP results- reported	$12,321	$4,132	$8,189	$0.36	33.5%	$23,306	$7,922	$15,384	$0.68	34.0%

(a)	The adjustment represents a tax benefit from disqualifying dispositions of incentive stock options that were previously expensed.